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                                                            EXHIBIT 8.1 and 23.2

                                December 11, 2001

Household Receivables Funding, Inc. III
1111 Town Center Drive
Las Vegas, Nevada 89134

     Re:  Household Credit Card Master Note Trust I
          Household Receivables Funding, Inc. III as originator of the Trust Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel for Household Receivables Funding, Inc. III (the "Transferor"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of series (each, a "Series") of asset backed notes (collectively, the "Notes"), each such Series of Notes representing obligations of the Household Credit Card Master Note Trust I (the "Trust"). Each Series of Notes will be issued pursuant to an Indenture (the "Master Indenture"), as supplemented by an Indenture Supplement relating to such Series (each, an "Indenture Supplement" and, in each such case, together with the Master Indenture, the "Indenture"), in each case between the Trust and Wells Fargo Bank Minnesota, N.A., as Indenture Trustee.

     We hereby confirm that the statements set forth in the prospectus supplement (the "Prospectus Supplement") and the prospectus (the "Prospectus") relating to the Notes forming a part of the Registration Statement under the headings "Prospectus Supplement Summary - Material Federal Income Tax Consequences" in the Prospectus Supplement and "Prospectus Summary - Tax Status" and "Material Federal Income Tax Consequences" in the Prospectus, which statements have been prepared by us, to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects, and we hereby adopt and confirm the opinions set forth therein.

     The above-referenced description of federal income tax consequences and opinions does not relate to any transaction which requires modification of such description and opinions in the context of such transaction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Orrick, Herrington & Sutcliffe LLP under the captions "Prospectus Supplement Summary - Material Federal Income Tax Consequences" and "Legal Matters" in the Prospectus Supplement and "Prospectus Summary - Tax Status" and "Material Federal Income Tax Consequences" in the Prospectus. In giving such consent, we do not admit


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Household Receivables Funding, Inc. III
December 11, 2001
Page 2


that we are "experts," within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                         Very truly yours,

                                         /s/ Orrick, Herrington & Sutcliffe LLP

                                         ORRICK, HERRINGTON & SUTCLIFFE LLP